                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE  AGREEMENT (the  "AGREEMENT") is made January 9, 2007, by and among GLOBALOPTIONS GROUP, INC., a Delaware corporation ("BUYER") and SPZ
OAKLAND  CORPORATION dba Online Consulting  Services,  a California  corporation
("SELLER").

                                    RECITALS

      Seller  desires to sell,  and Buyer  desires to  purchase,  the Assets (as defined  below) of Seller  for the  consideration  and on the terms set forth in this Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                      SALE AND TRANSFER OF ASSETS; CLOSING

      SECTION  1.1  ASSETS  TO BE  SOLD.  Upon  the  terms  and  subject  to the conditions  set forth in this  Agreement,  at the Closing (as defined in Section
1.6 below),  Seller shall sell, convey,  assign,  transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller,  free and clear of any charge, claim, equitable interest,  lien, option, pledge,  security interest,  mortgage, encroachment,  or  restriction  of any kind (an  "ENCUMBRANCE"),  other than any
Encumbrance  identified  on  ANNEX  A  as  acceptable  to  Buyer  (a  "PERMITTED
ENCUMBRANCE"),  all of Seller's  property and assets,  real,  personal or mixed, tangible  and  intangible,  of every  kind and  description,  wherever  located, belonging to Seller and used in the conduct of the Seller's security  consulting business (the  "BUSINESS"),  including the following (but excluding the Excluded
Assets):

            (a) all  leasehold  interest in all real  property  leased by Seller
(the "REAL PROPERTY"), including the Real Property described in SCHEDULE 2.6;

            (b) all equipment,  furniture, office equipment,  computer hardware, supplies,  materials,  vehicles,  and other items of tangible  personal property
(other than  inventory)  of every kind owned or leased by Seller (the  "TANGIBLE
PERSONAL PROPERTY"), including those items described in SCHEDULE 2.7(B);

            (c) any oral or  written  contracts  or  agreement  (i) under  which
Seller has or may acquire any rights or benefits, (ii) under which Seller has or may become subject to any  obligation or liability,  or (iii) by which Seller or any of the Assets is or may become  bound (any such  contract  or  agreement,  a
"SELLER CONTRACT"), that are listed on SCHEDULE 2.14;

            (d) all Governmental  Authorizations (as defined in SECTION 2.11(b))
and all pending  applications  therefor or renewals thereof, in each case to the extent transferable to Buyer;

            (e) all data and records  related to the  operations of Seller,  and copies of all records referenced in SECTION 1.2(E) below;

            (f) all of the intangible  rights and property of Seller,  including
the  Intellectual   Property  Assets  (as  defined  in  SECTION  2.16)  and  the
Proprietary Assets (as defined in SECTION 2.16), going concern value,  goodwill, telephone,  telecopy, and e-mail addresses, websites, domain names, and listings including the name "On Line Consulting Services,"  abbreviations thereof, and On
Line  Consulting  Services,  Inc., or any previous name or names utilized by the
Seller, but not Seller's corporate name;

            (g) all insurance benefits,  including rights and proceeds,  arising from or relating to the Assets prior to the Closing Date;

            (h) all  claims of Seller  against  third  parties  relating  to the
Assets;

            (i) all rights of Seller relating to deposits and prepaid  expenses, claims  for  refunds  and  rights  to offset in  respect  thereof  which are not excluded under SECTION 1.2(F); and

            (j) all other  properties  and assets of every  kind,  including  an amount of cash and/or accounts receivable equal to the trade accounts identified in Section  1.4(a)(ii),  below less any price  adjustment  as defined in Section
1.3(c), below, character and description,  tangible or intangible, of every kind and  description,  owned  by  Seller,  whether  or  not  similar  to  the  items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "ASSETS".  Notwithstanding the foregoing, the transfer of the Assets  pursuant to this  Agreement  will not include the  assumption of any liability or obligation in respect  thereof unless the Buyer  expressly  assumes such liability or obligation pursuant to SECTION 1.4(A).

      SECTION 1.2  EXCLUDED  ASSETS.  Notwithstanding  anything to the  contrary contained in Section 1.1 or elsewhere in this  Agreement,  the  following  items
(collectively,  the  "EXCLUDED  ASSETS")  are not part of the sale and  purchase contemplated  hereunder,  are  excluded  from the  Assets,  and will  remain the property of Seller after the Closing:

            (a) the minute book, shareholder records, and company seal of Seller and Seller's corporate name;

            (b) the  equity of Seller and the  remaining  cash  and/or  accounts receivable,  plus any price adjustment as defined in Section 1.3(c), below after the  necessary  amount  of cash to equal to the  trade  accounts  identified  in
Section 1.4(a)(ii), below;

            (c) all of Seller's life  insurance  policies and rights  thereunder
(except to the extent specified in Sections 1.1(h) and (i));

            (d) all personnel  records and other records that Seller is required by law to retain in its possession;

            (e) all claims for refund of taxes and other governmental charges of whatever nature;

            (f) all rights in connection with and assets of any Employee Benefit
Plans (as defined in Section 2.10 below);

            (g) all  rights  of  Seller  in  connection  with  the  transactions contemplated hereby; and

            (h) the property,  accounts  receivables and other assets  expressly designated in SCHEDULE 2.7(A).

      SECTION  1.3  PURCHASE  PRICE.  The  consideration  for  the  Assets  (the
"PURCHASE  PRICE") will be Two Million Seven Hundred Thousand and No/100 Dollars
($2,700,000) wherein the Purchase Price shall include: (i) cash in the amount of
One Million Three Hundred and Fifty Thousand and No/ Dollars ($1,350,000) ("Cash
Portion"); and (ii) Buyer's stock in the amount of One Million Three Hundred and
Fifty  Thousand  and  No/  Dollars  ($1,350,000)  ("Stock  Portion"),   and  the
assumption of the Assumed Liabilities (as defined in Section 1.4 below).

(a) In accordance  with SECTION  1.7(B),  at the Closing or other date specified below, the Purchase Price shall be delivered by Buyer to Seller, as follows: (A)
at Closing,  the payment of Seven Hundred and Fifty  Thousand and No/100 Dollars
($750,000) by wire transfer to an account  specified by Seller;  (B) at Closing, an  amount  equal to  Seven  Hundred  and  Fifty  Thousand  and  No/100  Dollars
($750,000) of the Stock Portion of the Purchase  Price  delivered to Seller,  as such Stock  Portion is  determined in  accordance  with SECTION  1.3(B);  (C) at
Closing,  a promissory  Note in the amount of Three Hundred  Thousand and No/100
Dollars  ($300,000) (in the form of Exhibit 1.3(a),  the "Promissory Note 1") of the Cash  Portion of the  Purchase  Price to be  delivered to the Law Offices of
Morton S.  Taubman,  as escrow  agent  (the  "ESCROW  AGENT")  under the  Escrow
Agreement (as defined in SECTION  1.7(A)  below);  (D) at Closing,  a promissory note providing for the payment of an amount equal to Three Hundred  Thousand and
No/100  Dollars  ($300,000)  of the Cash  Portion of the  Purchase  price to the
Seller,  of which One Hundred and Fifty  Thousand and  No/Dollars  ($150,000) is
payable one year from the date of the Closing Date, and the same amount one year thereafter (in the form of Exhibit 1.3 (b), the "Promissory Note 2"); and (E) at
Closing, the remaining Stock Portion ($600,000) shall be placed in escrow by the
Buyer  and held by the  Buyer  for the  benefit  of the  Seller  (the  "Escrowed
Stock"),  and said Escrowed Stock,  subject to the last sentence of this Section
1.3(a),  shall be  distributed  to the Seller as follows:  (i) one year from the date of Closing,  an amount equal to Three Hundred  Thousand and No/100  Dollars
($300,000)  of the  Escrowed  Stock , as such  Stock  Portion is  determined  in accordance with SECTION 1.3(B),  of the Purchase Price ; and (ii) two years from the date of  Closing,  an amount  equal to Three  Hundred  Thousand  and  No/100
Dollars  ($300,000) of the Escrowed  Stock , as such Stock Portion is determined in accordance with SECTION 1.3(B),  of the Purchase Price The Promissory Notes 1
and 2 shall provide if the  Employment  of Sandor P. Zirulnik is terminated  for cause (as that term is defined in the  Employment  Agreement)  and/or  Sandor P.
Zirulnik  terminates  the  Employment  prior  to the  term  of  said  Employment

Agreement (the  "Termination of  Employment"),  all payments due by the Buyer to the  Seller  under  the  Promissory  Notes  shall  terminate  as of said date of termination.  Provided  further,  the  Escrowed  Stock shall be forfeited by the
Buyer,  if the Employment of Sandor P. Zirulnik is terminated for cause (as that term  is  defined  in  the  Employment  Agreement)  and/or  Sandor  P.  Zirulnik
terminates the Employment  prior to the term of said  Employment  Agreement (the
"Termination of Employment").

      Buyer  agrees to make every  effort to include all stock  delivered  under this  Agreement  (or  to be  delivered  under  this  Agreement)  in  any  future registration  of Buyer's common stock,  without cost or expense to Seller.  This obligation shall survive the Closing.

(b)  Subject  to Section  1.3(c),  the  number of shares of Buyer  Common  Stock comprising  the Stock Portion shall be equal to number of shares  resulting from
$1,350,000  divided by the higher of: (i) the Fair Market  Value of a Share;  or
(ii) $2.00. "FAIR MARKET VALUE OF A SHARE" shall mean the average of the closing prices of the sales of Buyer Common Stock on all  securities  exchanges on which
Buyer Common Stock may at the time be listed, or, if there have been no sales on any such  exchange on any day,  the average of the highest bid and lowest  asked prices on all such  exchanges  at the end of such  day,  or, if on any day Buyer
Common Stock are not so listed,  the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day Buyer Common Stock are not quoted in the NASDAQ  System,  the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor  organization,  in each such case averaged over a period of 30 trading days  consisting of the trading day as of which the Fair Market Value of a Share is being determined and the 29 consecutive trading days prior to such day.

(c) In the event the Fair  Market  Value of a Share,  as  determined  in Section
1.3(b),  above, is less than $2.00, such lesser amount (the "Fall Short Amount")
shall be a price adjustment in an amount equal to the Fall Short Amount and such amount  shall  reduce  the  cash  and/or  accounts  receivable  required  to  be transferred  by the Seller to the Buyer to offset any  Seller's  trade  accounts assumed by the Buyer, as set forth in Sections 1.1(j), 1.2(b) and 1.4(a).

            SECTION 1.4 LIABILITIES.

            (a) At the Closing, Buyer shall assume and be obligated to discharge only the following specifically enumerated liabilities and obligations of Seller
(the "ASSUMED LIABILITIES"):

                  (i) any trade  account  payable  that is incurred by Seller in the Ordinary  Course of Business at the Closing Date, in each case which remains unpaid as of the Closing, providing such account payables are described and aged in Schedule 1.4(a)(i); and

                  (ii) any liability  arising after the Closing under any Seller
Contract  included  in the Assets  (other than any  liability  arising out of or relating to a breach which occurred prior to the Closing);

            (b) All liabilities and obligations of Seller, whether arising prior to the Closing Date, other than the Assumed Liabilities,  are referred to as the
"RETAINED  LIABILITIES".  All of the Retained  Liabilities  will remain the sole responsibility  of and will be retained solely by Seller.  Retained  Liabilities include,  but not  limited  to, the legal and  accounting  fees  incurred by the
Seller as a result of the anticipated transaction under this Agreement,  whether such fees are  incurred  before or after the Closing  Date,  and accrued  profit sharing liabilities.

      SECTION 1.5 ALLOCATION.  The Purchase Price will be allocated,  based upon current  accounting  rules, as set forth in EXHIBIT 1.5. After the Closing,  the parties shall make consistent use of the allocation specified in EXHIBIT 1.5 for all tax purposes and in any tax returns filed with the Internal  Revenue Service in respect thereof, including IRS Form 8594.

      SECTION 1.6 CLOSING.  The  consummation  of the purchase and sale provided for in this Agreement (the  "CLOSING") will take place at Buyer's offices at New
York  City,  at 10:00  a.m.  (local  time) on a date  mutually  agreed to by the parties  but not later than  January 31, 2007 (the  "CLOSING  DATE").  Provided, however,  the Closing Date shall be automatically  extended to permit the Seller sufficient time to provide the audited financial  statements  required in a form in  compliance  with Section 2.4 of this  Agreement,  but in no event later than
February 28, 2007.  Delivery of documents at the Closing may be  accomplished by facsimile  and/or PDF electronic  files, to be followed by delivery of originals by overnight courier, of national reputation, the day after Closing.

      SECTION 1.7 CLOSING OBLIGATIONS.

            (a) At the Closing, Seller shall deliver to Buyer:

                  (i) a bill of sale for all of the Assets in the form  attached hereto as EXHIBIT 1.7(A)(I) (the "BILL OF SALE"), executed by Seller;

                  (ii) an assignment  of all of the Assets which are  intangible personal property in the form of EXHIBIT 1.7(A)(II), which assignment shall also contain  Buyer's  undertaking  and  assumption of the Assumed  Liabilities  (the
"ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by Seller;

                  (iii) with respect to each interest in real property leased by
Seller as set forth in SCHEDULE  2.6(B) below,  an Assignment  and Assumption of
Lease in the form of EXHIBIT  1.7(A)(III)  (the  "ASSIGNMENT  AND  ASSUMPTION OF
Lease"), executed by Seller and the applicable lessor;

                  (iv) copies of any other consent (excluding  consents relating to the  Non-Material  Contracts (as defined in SECTION 1.8 below) required to be obtained in connection with the execution and delivery of this Agreement and the consummation of the  transactions  contemplated  hereby as disclosed on SCHEDULE
2.2(C);

                  (v) an  escrow  agreement  in the form of  EXHIBIT  1.7(A)(V), executed by Seller, Buyer and the Escrow Agent (the "ESCROW AGREEMENT");

                  (vi)  the   employment   agreement  in  the  form  of  EXHIBIT
1.7(A)(VI), executed by Sandor P. Zirulnik (the "EMPLOYMENT AGREEMENT");

                  (vii) a certificate of the Secretary of Seller certifying,  as complete  and  accurate as of the  Closing,  attached  copies of the Articles of
Incorporation  and the bylaws of Seller,  certifying and attaching all requisite resolutions  or actions of Seller's  shareholders  approving  the  execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the change of name  contemplated by SECTION 4.5 and certifying to the incumbency  of the officers of Seller  executing  this  Agreement  and any other document relating to the transactions contemplated hereby and accompanied by the requisite documents for abandoning Seller's fictitious business name;

                  (viii) an opinion of counsel of the Seller,  dated the Closing
Date,  in a form  customary  for a similar  transactions;

                  (ix) the Articles of Incorporation and all amendments  thereto of Seller,  duly  certified  as of a recent  date by the  Secretary  of State of
California;

                  (x) certificates as to the good standing of Seller and payment of all applicable state taxes by Seller,  executed by the appropriate  officials of the  jurisdiction of Seller's  incorporation  and each  jurisdiction in which
Seller is licensed or  qualified  to do  business  as a foreign  corporation  as specified  in  SCHEDULE  2.1 To the  extent  that  such  certificates  cannot be provided  prior to Closing,  seller agrees to indemnify and hold harmless  Buyer for the non-payment of sales taxes for any of the  jurisdictions in which Seller is licensed and qualified to do business as a foreign corporation; and

                  (xi)   such   other   deeds,   bills  of  sale,   assignments,
certificates  of  title,   documents  and  other  instruments  of  transfer  and
conveyance as may  reasonably be requested by Buyer,  each in form and substance reasonably  satisfactory to Buyer and its counsel and executed by Seller for the purpose of  facilitating  the  consummation  or performance of the  transactions contemplated hereby.

            (b) At the Closing, Buyer shall deliver to Seller:

                  (i) The Cash Portion and the Stock Portion in accordance  with
Section 1.3 of this Agreement, by wire transfer to accounts specified in writing by Seller (which wire transfer instructions must be delivered by Seller to Buyer at least one (1) Business Day prior to Closing);

                  (ii) the  Assignment  and  Assumption  Agreement,  executed by
Buyer;

                  (iii) The Escrow  Agreement,  executed by Buyer and the Escrow
Agent,  together with the delivery of the Promissory Note 1, in the amount equal to Three Hundred Thousand and No/100 Dollars ($300,000) to the Escrow Agent;

                  (iv) the Employment Agreement executed by Buyer;

                  (v) a  certificate  of the Secretary of Buyer  certifying,  as complete and accurate as of the Closing,  attached copies of the bylaws of Buyer and  certifying  and attaching all requisite  resolutions  or actions of Buyer's board of directors  approving the  execution and delivery of this  Agreement and the consummation of the transactions  contemplated  hereby and certifying to the incumbency  of the  officers of Buyer  executing  this  Agreement  and any other document relating to the transactions contemplated hereby;

                  (vi) a stock option plan for the  executives  and employees of the Seller to be available to said  employees  subsequent to the Closing Date in the form attached hereto as EXHIBIT 1.7(B)(V), and said option plan will contain in part: (a) stock options for executives  priced at the end of the Closing Date at the market  value of $225,000 as of the end of the  Closing  Date;  (b) stock options for managers and employees  priced at the end of the Closing Date at the market value of $75,000;  (c) with a vesting  schedule of three  years;  and (d)
distribution  list of said stock options to  executives,  managers and employees determined  by Sandor P.  Zirulnik  in his sole  discretion  (which may  include
Sandor P. Zirulnik); and

                  (vi) Promissory Note 2 in the amount of $300,000.

      SECTION 1.8 CONSENTS.  Buyer may waive the requirement  that Seller obtain consents  to  assignment  with  respect to any and all of the  Seller  Contracts disclosed on SCHEDULE  2.2(C) (the  contracts with respect to which Buyer grants such waiver, the "Non-Material Contracts"),  in which case any such Non-Material
Contracts will be identified as such on SCHEDULE 2.2(C).  Seller and Buyer agree to use  commercially  reasonable  efforts  prior to the  Closing  to obtain  any consents to assignment of the Seller  Contracts that Buyer deems to be necessary or desirable. Notwithstanding anything to the contrary in this Agreement, if any consents to  assignment  relating to the  Non-Material  Contracts  have not been obtained at or prior to the  Closing,  this  Agreement  will not  constitute  an assignment or an agreement to assign if such assignment or attempted  assignment would constitute a breach of the Non-Material  Contract or result in the loss or diminution thereof; PROVIDED, HOWEVER, that in each such case, Seller shall take commercially  reasonable  steps  after the Closing to obtain the consent of such other party to the Non-Material  Contract to the assignment of such Non-Material
Contract to the Buyer.  If such consent is not obtained,  Seller shall cooperate with the Buyer to the extent legally  permissible and feasible in any reasonable arrangement  designed  to provide  for Buyer the  benefits  of any  Non-Material
Contract,  including,  without limitation, the enforcement,  for the account and benefit of the Buyer,  of any and all rights of Seller  against any other person with respect to a Non-Material Contract.

      SECTION 1.9 POST-CLOSING  RECONCILIATION.  [Subject to Section 1.3(c),  at
the Closing Date, the sum of (x) the Accounts  Receivable  and/or (y) Cash equal to the sum of (1) the Trade Accounts Payable and (2) Accrued Expenses,  shall be transferred to the Buyer by the Seller ("Closing Date  Statement").  Buyer shall return, assign, transfer, convey and deliver to Seller and any all such Accounts
Receivable  which have not been collected in full by Buyer as of the day that is ninety (90) days following the Closing Date,  and Buyer shall  relinquish all of its rights  with  respect to such  Accounts  Receivable,  provided  that if such
Account  Receivable was included in the Closing Date Statement then such Account
Receivable shall be replaced either by Cash delivered by the Seller to the Buyer or the Buyer  shall  have a right to reduce the funds in the Escrow by an amount equal to the face value of such returned Accounts Receivable.  Seller shall have the sole right to any amounts  collected by Seller with respect to such Accounts
Receivable returned to Seller by Buyer.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      SECTION 2.1 ORGANIZATION AND GOOD STANDING.

            (a) Seller is a corporation duly organized, validly existing, and in good standing  under the laws of the State of  California,  with full  corporate power and authority to conduct its business as it is now being conducted, to own or use its properties and assets,  and to perform all its obligations  under its contracts.  Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction set forth in SCHEDULE 2.1.

            (b) Complete and  accurate  copies of the articles of  incorporation and bylaws of Seller (collectively,  the "GOVERNING DOCUMENTS"), as currently in effect, have been delivered to Buyer.

            (c) Seller does not own and has not entered  into any  agreement  or contract to acquire,  any equity securities or other securities of any person or any direct or indirect equity ownership interest in any other business.

      SECTION 2.2 AUTHORITY; NO CONFLICT.

            (a)  This  Agreement  constitutes  the  legal,  valid,  and  binding obligation  of Seller.  Upon the execution and delivery by Seller of each of the documents  and  instruments  to be executed  and  delivered by Seller at Closing pursuant to SECTION 1.7(A)  (collectively,  the "SELLER'S  CLOSING  DOCUMENTS"), each of Seller's Closing Documents will constitute the legal, valid, and binding obligation  of  Seller,  enforceable  against  Seller in  accordance  with their respective  terms.  Seller has the right,  power,  authority,  and  capacity  to execute and deliver this Agreement and Seller's Closing Documents and to perform its obligations  under this Agreement and Seller's Closing  Documents,  and such
action  has  been  duly   authorized  by  all   necessary   action  by  Seller's
Shareholders.

            (b) Neither the  execution  and delivery of this  Agreement  nor the consummation or performance of any of the transactions  contemplated hereby will
(with or without  notice or lapse of time):  (i)  contravene,  conflict with, or result in a violation  of any  provision  of any of the  Governing  Documents of
Seller,  (ii)  contravene,  conflict with, or result in a violation of any Legal
Requirement  (as  defined  in  SECTION  2.11(A)  below) or Order (as  defined in
SECTION 2.12(B) below) of any court or governmental authority to which Seller or any of the Assets are subject, or (iii) breach any provision of, give any person the right to declare a default or  exercise  any remedy  under,  accelerate  the maturity  or  performance  of or  payment  under,  result  in  the  creation  or imposition  of any  Encumbrance  upon  any  of  the  Assets  under,  or  cancel, terminate, or modify, any contract to which Seller is a party or by which Seller or the Assets are bound.

            (c) Except as set forth in SCHEDULE  2.2(C),  Seller is not and will not be required  to give any notice to or obtain any consent  from any person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby ( includingthe assignment of the Seller Contracts  hereunder,  and such assignment shall be, if necessary, using commercial reasonable time subsequent to the Closing).

      SECTION 2.3  CAPITALIZATION.  The authorized  equity of Seller consists of common stock held entirely by the parties listed on SCHEDULE 2.3.

      SECTION 2.4 FINANCIAL STATEMENTS.  Attached hereto as SCHEDULE 2.4 are the
Seller's  unaudited  Balance Sheets and unaudited  profit and loss statement for the twelve  months ended  December  31, 2004 and  December  31, 2005,  unaudited balance sheet as of September 30, 2006, and unaudited  profit and loss statement for the 9 months ended  September  30, 2006 (the  "FINANCIAL  STATEMENTS").  The
Financial  Statements fairly present the financial  condition and the results of operations of Seller as at the respective  dates of and for the periods referred to in such  financial  statements,  except as set  forth on  SCHEDULE  2.4.  The
Financial  Statements  have been prepared  from and are in  accordance  with the books and records of Seller.  Seller  shall  provide to the Buyer,  on or before
Closing,  audited  financial  statements  for the years ended December 31, 2004,
December 31, 2005,  December 31, 2006 and for the stub period  through and up to the Closing Date, and such financial  statements shall be materially  consistent with the  previously  submitted  unaudited  financial  statements  and  shall be prepared in  accordance  with  generally  accepted  accounting  principals.  The aforementioned  audited financial  statements must be in the form and an opinion of an independent  certified  public  accountant  attached to meet the standards required  by  the  Securities  and  Exchange  Commission,  and  the  independent certified public  accountant must provide its consent to the use of the Seller's audited financial  statements in the Buyer's 8-K and other registration  filings with the Securities and Exchange  Commission.  Further, the Seller's independent public  accountant  shall  make  all of its work  papers  and  other  supporting documents it utilized in proving its opinion available,  if needed for review by the Buyer's independent public accountant.

      SECTION 2.5  SUFFICIENCY  OF ASSETS.  The Assets (a) constitute all of the assets,  tangible and intangible,  necessary to conduct Seller's business in the manner  presently  operated by Seller,  and (b)  constitute all of the operating assets of Seller.

      SECTION 2.6 REAL  PROPERTY  LEASES.  SCHEDULE 2.6 sets forth all leases of real  property  to which the  Seller is a party  (the  "LEASES").  Complete  and accurate  copies of the Leases,  as amended or modified,  have been delivered to
Buyer.  The Leases are in full force and effect,  are  binding  and  enforceable against each of the parties thereto in accordance with their  respective  terms, and have not been  amended or modified  since the date of delivery to the Buyer.
No party to any Lease has sent written  notice to the other  claiming  that such party is in default  thereunder,  which alleged default remains uncured.  Seller enjoys peaceful and undisturbed possession of all such real property. The Leases contain terms and conditions  (including  rent) that are comparable to leases in the same market with comparable premises.

      SECTION 2.7 PERSONAL PROPERTY.

            (a) Except as set forth on  SCHEDULE  2.7(A),  Seller  owns good and transferable  title to all of its Assets  (excluding  its  interest  in the real property  described in SCHEDULE 2.6), free and clear of any  Encumbrances  other than Permitted Encumbrances.

                                       10

            (b)  SCHEDULE  2.7(B)  sets  forth  all items of  Tangible  Personal
Property with an initial,  nondepreciated  book value in excess of $2,500.  Each item  of  Tangible  Personal  Property  is in good  repair  and  good  operating condition, ordinary wear and tear excepted, and is suitable for immediate use in the ordinary  course of business.  No item of Tangible  Personal  Property is in need of repair or replacement  other than as part of routine  maintenance in the ordinary course of business. All Tangible Personal Property is in the possession of Seller.

      SECTION 2.8 TAXES. Seller has timely filed all tax returns (federal, state or  local)  required  to be  filed by it in  accordance  with  applicable  Legal
Requirements  (AS  DEFINED  IN SECTION  2.11(A)).  All of such tax  returns  are accurate  and  complete  in all  material  respects.  Seller  has  paid  or made provision  for the  payment  of all taxes  that have or may  become  due for all periods  covered by the tax returns or otherwise,  or pursuant to any assessment received by Seller.  There is no dispute or claim concerning any taxes of Seller either claimed or raised by any governmental authority in writing other than the notification of a potential  franchise tax audit by the State of California (the
"Potential  Tax Audit")  Seller has not requested or been given any extension of time within  which to file  returns in respect of any taxes for which Seller may be liable.  All taxes that Seller is or was  required by Legal  Requirements  to withhold, deduct or collect have been duly withheld, deducted and collected and, to the  extent  required,  have been paid to the proper  governmental  authority subject to the Potential Tax Audit.

      SECTION 2.9  EMPLOYEES.  SCHEDULE  2.9 sets forth a complete  and accurate list, giving name, job title,  current  compensation  paid or payable,  sick and vacation leave that is accrued but unused, and services credited for purposes of vesting and  eligibility  to  participate  under any  Employee  Benefit Plan (as defined below) (in each case, to the extent  applicable),  (a) for each employee of Seller,  including  each  employee on leave of absence or layoff  status (the
"EMPLOYEES"),  and (b) for any independent  contractors who render services on a regular basis to, or are under contract with, Seller. Seller has not experienced any  organized  slowdown,  work  interruption  strike,  or work  stoppage by its employees,  and, to the knowledge of Seller,  there is no strike, labor dispute, or union  organization  activity  pending or  threatened  that affects  Seller's
Employees.  None of the Employees belongs to any union or collective  bargaining unit. Except as set forth on SCHEDULE 2.9, no Employee of Seller is bound by (a)
any employment or similar contract or agreement with Seller, or (b) any contract or agreement  that purports to limit or restrict the ability of such Employee to
(i) perform his duties as an employee of Seller,  or (ii) engage in any conduct, activity, or practice relating to Seller's business.

      SECTION  2.10  EMPLOYEE  BENEFITS.  SCHEDULE  2.10 sets  forth all  plans, programs,  or arrangements that Seller has maintained,  sponsored,  adopted,  or obligated itself under with respect to employees' benefits, including pension or retirement  plans,  medical  or  dental  plans,  life  or  long-term  disability
insurance,   bonus  or  incentive  compensation,   or  stock  option  or  equity
participation  plans (the "EMPLOYEE BENEFIT PLANS").  Seller has no liability or obligation  with respect to any Employee  under any Employee  Benefit Plan other than normal salary or wage accruals and paid vacation,  sick leave,  and holiday accruals in accordance with Seller's  practice and policy.  Seller has performed all obligations  required to be performed under, and has complied with all Legal
Requirements in connection  with, all such Employee  Benefit Plans and is not in arrears under any of the terms thereof.

                                       11

      SECTION 2.11  COMPLIANCE   WITH   LEGAL   REQUIREMENTS,    GOVERNMENTAL
AUTHORIZATIONS.

            (a) Seller is, and at all times since January 1, 2003,  has been, in compliance  in all  material  respects  with any federal,  state,  or local law, ordinance or regulation  (including with respect to  environmental,  disposal of hazardous substances, or public health or safety) (a "LEGAL REQUIREMENT"),  that is or was applicable to the operation of its business or the ownership or use of any of its  assets.  Except as set forth on  SCHEDULE  2.11(A),  Seller  has not received,  at any time since January 1, 2003, any notice or other  communication
(whether  oral or written) from any  governmental  authority or any other person regarding  any actual or alleged  violation  of, or failure to comply with,  any
Legal Requirement with the exception of the Potential Tax Audit.

            (b) SCHEDULE  2.11(B)  contains a complete and accurate list of each approval, license or permit (the "GOVERNMENTAL  AUTHORIZATIONS") that is held by
Seller or that  otherwise  relates to the Seller's  business or the Assets.  The
Governmental  Authorizations listed in SCHEDULE 2.11(B) collectively  constitute all of the  approvals,  licenses  and  permits  necessary  to  permit  Seller to lawfully  conduct and operate its business in the manner it  currently  conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently  owns and uses such assets.  Except as set forth on
SCHEDULE 2.11(B), each such license or permit is transferable to Buyer as of the
Closing.

      SECTION 2.12  LEGAL PROCEEDINGS, ORDERS.

            (a) Except as set forth in SCHEDULE 2.12(A), there are no actions or proceedings  pending by or  against  Seller or that  otherwise  relate to or may affect the business of, or any of the assets  owned or used by,  Seller.  To the knowledge of Seller,  no such action or proceeding has been  threatened,  and no event has  occurred  or  circumstance  exists  that may serve as a basis for the commencement of any such action or proceeding.

            (b) There are no  orders,  injunctions,  judgments  or  decrees  (an
"ORDER")  outstanding  against Seller or that otherwise  relate to or may affect the business of, or any of the assets owned or used by, Seller.

      SECTION  2.13  INSURANCE.  SCHEDULE  2.13 sets  forth (a) a  complete  and accurate  list of all casualty and  liability  insurance  under which any of the assets or properties of Seller is currently covered or otherwise relating to the business of Seller, and (b) all life insurance policies covering the life of any
Employee for which Seller has paid any premiums. Such policies are in full force and effect,  and Seller has paid all premiums due, and has  otherwise  performed all of its obligations under, each such policy of insurance.

      SECTION 2.14  CONTRACTS;  NO DEFAULTS.  SCHEDULE 2.14 contains an accurate and  complete  list of each  Seller  Contract.  Seller  has  delivered  to Buyer accurate and complete copies of each written Seller  Contract,  and has provided
Buyer with a true and accurate written description of each oral Seller Contract.
To the best of Seller's knowledge: (i) each Seller Contract is valid and binding and in full force and effect,  (ii) Seller and each other person that has or had any obligation or liability  under any Seller Contract is in compliance with all material terms and requirements of each Seller Contract,  and (iii) no event has occurred or  circumstance  exists that (with or without notice or lapse of time)

                                       12

may  contravene,  conflict  with, or result in a violation or breach of, or give
Seller or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Seller Contract.

      SECTION 2.15 INTELLECTUAL PROPERTY. SCHEDULE 2.15 lists any names, assumed
names,   registered  or  unregistered  trade  names,   patents,   inventions  or
discoveries  that may be  patentable,  registered  or  unregistered  trademarks, registered or unregistered service marks, registered or unregistered copyrights, applications for any of the foregoing, computer software, rights in internet web sites and internet domain names owned, used or licensed by Seller (collectively, the "INTELLECTUAL  PROPERTY  ASSETS").  The  documentation  relating to (a) such
Intellectual Property Assets and (b) any trade secrets,  know-how,  confidential or proprietary  information  and customer lists (the items  referenced in clause
(b), the "PROPRIETARY  ASSETS") is current,  accurate,  and sufficient in detail and  content to allow its full and proper use.  Seller has taken all  reasonable precautions to protect the secrecy, confidentiality, and value of the all of the
Intellectual  Property Assets and Proprietary  Assets,  and has the right to use all of the  Intellectual  Property  Assets and Proprietary  Assets.  None of the
Intellectual  Property  Assets or  Proprietary  Assets is subject to any adverse claim or has been  challenged or threatened in any way or infringes or conflicts
with  any  patent  or  copyright   application  or  registration  or  any  other
intellectual  property  right of any other person.  The ownership and use of the
Intellectual  Property  Assets and  Proprietary  Assets by Buyer  following  the
Closing will not infringe upon or conflict with the intellectual property rights of any person.

      SECTION 2.16  RELATIONSHIPS  WITH RELATED PERSONS.  Except as set forth in
SCHEDULE  2.16, no  stockholder  of the Seller or any Related Person (as defined below)  of a  stockholder  has  any  interest  in any  property  (whether  real, personal, or mixed and whether tangible or intangible), used in or pertaining to
Seller's business. To the knowledge of the Seller, no stockholder or any Related
Person of any stockholder  owns a material equity interest or any other material financial  interest in any person that has (a) had material business dealings or a material financial interest in any transaction with Seller other than business dealings or  transactions  disclosed  in SCHEDULE  2.16,  each of which has been conducted in the ordinary course of business at substantially  prevailing market prices  and  on  substantially  prevailing  market  terms,  or  (b)  engaged  in competition  with Seller with  respect to the Seller's  business.  Except as set forth on SCHEDULE 2.16, the Seller is not indebted,  directly or indirectly,  to any person  who is an  officer,  director  or  stockholder  of the Seller or any
Affiliate  of any such person in any amount other than for salaries for services rendered or  reimbursable  business  expenses,  and no such  officer,  director, stockholder or Affiliate is indebted to the Seller,  except for advances made to employees of the Seller in the ordinary course of business to meet  reimbursable business expenses anticipated to be incurred by such person. For the purposes of this SECTION 2.16,  "RELATED PERSON" means, with respect to any individual:  (i)
an individual's spouse, siblings, siblings' children, children, grandchildren or parents;  or  (ii) a  trust,  corporation,  partnership  or  other  entity,  the
beneficiaries,   stockholders,   partners,  or  owners,  or  persons  holding  a
controlling  interest of which  consist of such  individuals  referred to in the immediately preceding clause (i). Affiliate for purposes of this Agreement shall mean a wholly owned subsidiary of the Seller.

      SECTION  2.17  NO   UNDISCLOSED   LIABILITIES.   Seller  has  no  material
liabilities or obligations  except for  liabilities or obligations  reflected or

                                       13

reserved  against in the  unaudited  balance sheet as of September 30, 2006 (the
"INTERIM BALANCE SHEET") and current liabilities incurred in the ordinary course of business of Seller since September 30, 2006.

      SECTION  2.18  NO  MATERIAL  ADVERSE  CHANGE.  Between  the  date  of this
Agreement  and the  Closing  Date (a)  there has not been any  material  adverse change in the business, properties,  prospects, assets, results of operations or condition  (financial  or  otherwise)  of Seller,  and no event has  occurred or circumstance exists that may result in such a material adverse change; (b) there has not been any sale,  lease, or other  disposition of any asset or property of
Seller other than in the ordinary course of business,  or any Encumbrance on any asset or property of Seller;  and (c) Seller has  conducted its business only in the ordinary course of business so as to preserve its business  intact,  to keep available to its business  the services of Seller's  employees,  and to preserve its business  and the goodwill of its  suppliers,  customers  and others  having business relations with it.

      SECTION 2.19 BROKERS OR FINDERS.  Neither  Seller nor any of its officers, directors,  employees  or agents has incurred any  liability or  obligation  for brokerage or finders' fees or agents'  commissions  or other similar  payment in connection with the sale of the Assets or the transactions contemplated hereby.

      SECTION  2.20  ACCOUNTS  RECEIVABLE.  All  Accounts  Receivable  that  are reflected  on the  Interim  Balance  Sheet and  assumed by the Buyer,  or on the accounting  Records of Seller as of the Closing Date represent or will represent valid  obligations  arising from  services  actually  performed by Seller in the ordinary  course of  business.  Except to the extent  paid prior to the  Closing
Date, such Accounts  Receivable is or will be as of the Closing Date collectible net of the  respective  reserves  shown  on the  Interim  Balance  Sheet  (which reserves are adequate and calculated consistent with past practice).  Subject to such  reserves,  each of such  Accounts  Receivable  either  has been or will be collected in full, without any set-off, within 90 days after the day on which it first  becomes due and payable.  SCHEDULE  2.20 contains a complete and accurate list of all Accounts  Receivable  as of the date of the Interim  Balance  Sheet, which list sets forth the aging of each such Account Receivable.

      SECTION 2.21 CUSTOMERS AND SUPPLIERS.  Since September 30, 2006, there has been no material adverse change in the business  relationship of Seller with any material  customer  or  supplier.  Seller has not  received  any notice that any material  customer or supplier has any  intention  to  terminate  or  materially reduce  purchases from or supplies to Seller on account of the  consummation  of the transactions contemplated hereby or otherwise.

      SECTION 2.22 BOOKS AND RECORDS.  The books of account and other  financial records of Seller are  complete  and correct in all  material  respects and have been  maintained in accordance  with sound business  practices and in accordance with applicable laws and regulations.

      SECTION 2.23      INTENTIONALLY OMITTED

      SECTION 2.24 PREPAYMENTS AND DEPOSITS. SCHEDULE 2.24 sets forth a complete and accurate list of all  prepayments or deposits from customers for services to be performed pursuant to the Seller Contracts after the Closing Date, which have been received by Seller as of the date hereof.

                                       14

      SECTION 2.25 DISCLOSURE.  No representation or warranty or other statement made by Seller or the  Members in this  Agreement  or in any  certificate  to be delivered hereunder, contains or will contain any untrue statement of a material fact or omits,  or will omit, to state a material fact  necessary to make any of them, not misleading.  To Seller's knowledge there does not now exist any event, condition,  or  other  matter,  individually  or  in  the  aggregate,  adversely affecting Seller or the Seller's business,  prospects,  financial condition,  or results of its operations that has not been set forth this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      SECTION 3.1  ORGANIZATION  AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of
Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use its properties and assets, and to perform all its obligations  under its contracts.  Buyer is  contemplating to re-organize in the State of Delaware  and such  re-organization  may take  effect  prior to the
Closing Date.

      SECTION 3.2 AUTHORITY, NO CONFLICT.

            (a)  This  Agreement  constitutes  the  legal,  valid,  and  binding obligation of Buyer,  enforceable  against it in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents and  instruments to be  executed  and  delivered  by Buyer at Closing  pursuant  to  SECTION  1.7(B)
(collectively,  the "BUYER'S  CLOSING  DOCUMENTS"),  each of the Buyer's Closing
Documents will  constitute the legal,  valid,  and binding  obligation of Buyer, enforceable  against it in  accordance  with its terms.  Buyer has the  absolute right, power and authority to execute and deliver this Agreement and the Buyer's
Closing  Documents and to perform its  obligations  under this Agreement and the
Buyer's  Closing  Documents,  and such  action has been duly  authorized  by all necessary corporate action.

            (b) Neither the  execution  and delivery of this  Agreement by Buyer nor the  consummation  or  performance of any of the  transactions  contemplated hereby by Buyer will (with or without notice or lapse of time):  (i) contravene, conflict with or result in a violation of any  provision of Buyer's  certificate of  incorporation  or  bylaws;  (ii)  contravene,  conflict  with or result in a violation  of any  Legal  Requirement  or  Order of any  court  or  governmental authority to which Buyer or its assets are subject,  or (iii)  conflict  with or result in the breach or termination of any term or provision of, or constitute a default under,  or cause any  acceleration  under,  or cause the creation of any
Encumbrance  upon the  properties  or  assets  of the  Buyer  pursuant  to,  any indenture, mortgage, deed of trust or other agreement or instrument to which the
Buyer is a party or by which  the  Buyer or any of its  properties  is or may be bound.

                                       15

      SECTION 3.3 CONSENTS AND APPROVALS. SCHEDULE 3.3 sets forth a complete and accurate  list of all consents and  approvals of third parties that are required
in  connection  with  the   consummation  by  the  Buyer  of  the   transactions
contemplated by this Agreement,  all of which consents and approvals either have been obtained or will be obtained prior to the Closing Date.

      SECTION 3.4 REGULATORY APPROVALS. All consents, approvals,  authorizations or other  requirements  prescribed by any law,  rule or regulation  that must be obtained or satisfied by the Buyer and that are necessary  for the  consummation of the  transactions  contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

      SECTION 3.5 BROKERS OR FINDERS.  Buyer will be responsible for any brokers it has utilized for this transaction,  including but not limited to valid claims for payment from such brokers.

      SECTION 3.6 LEGAL PROCEEDINGS, ORDERS.

            (a) Except as set forth in SCHEDULE 3.6(A),  there are no actions or proceedings  pending  by or  against  Buyer or that  otherwise  relate to or may affect the  business of, or any of the assets  owned or used by,  Buyer.  To the knowledge of Buyer,  no such action or proceeding  has been  threatened,  and no event has  occurred  or  circumstance  exists  that may serve as a basis for the commencement of any such action or proceeding.

            (b) There are no Orders outstanding  against Buyer or that otherwise relate to or may affect the  business of, or any of the assets owned or used by,
Buyer.

      SECTION  3.7  FILINGS.  Buyer has filed  true and  complete  copies of all reports,  registration statements, proxy statements and other definitive filings with the Securities and Exchange Commission since January 1, 2004 (such reports, registration  statements,  proxy  statements and other  definitive  filings,  as amended, are sometimes  collectively referred to as the "SEC Filings").  The SEC
Filings  comply in all material  respects  with the  Securities  Act of 1933, as amended and the  Securities  and Exchange Act of 1934, as amended (the "Exchange
Act"),  and did not as of the dates  thereof  contain any untrue  statement of a material fact or omit to state any material fact  necessary in order to make the statements contained therein not misleading.

      SECTION 3.8 INSURANCE.  Until ten (10) years after  completion of the last of the Seller  Contracts,  Buyer shall maintain  errors and omissions  insurance covering  the work under the  Seller  Contracts  and naming  Seller and Buyer as named insured.

                                   ARTICLE IV.
                      COVENANTS OF SELLER PRIOR TO CLOSING

      SECTION 4.1 ACCESS AND  INVESTIGATION.  Between the date of this Agreement and the Closing Date, and upon  reasonable  advance notice  received from Buyer,
Seller shall (a) afford Buyer and its  Representatives  and prospective  lenders and  their  Representatives  (collectively,  the  "BUYER  GROUP")  full and free access,  during normal business hours, to Seller's management personnel offices,

                                       16

properties offices, and books and records, such rights of access to be exercised in a manner that does not unreasonably  interfere with the operations of Seller,
(b)  furnish the Buyer  Group with  copies of all such  Contracts,  Governmental
Authorizations,  books  and  records,  and  other  existing  data as  Buyer  may reasonably request, (c) furnish the Buyer Group with such additional  financial, operating,  and other  relevant  data and  information  as Buyer may  reasonably request,  and (d)  otherwise  cooperate  and  assist,  to the extent  reasonably requested by Buyer, with Buyer's  investigation of the properties,  assets,  and financial condition of the Seller.

      SECTION 4.2 OPERATION OF THE BUSINESS OF SELLER.  Between the date of this
Agreement and the Closing Date, Seller shall:

            (a) conduct the business of the Seller only in the  Ordinary  Course of Business (as defined below);

            (b) use its commercially  reasonable  efforts to preserve intact the current business  organization of the Seller, keep available the services of the
Seller's  officers,  employees,  and agents, and maintain the Seller's relations and good  will  with  suppliers,  customers,  landlords,  creditors,  employees, agents, and others having business relationships with it;

            (c) confer with Buyer prior to implementing operational decisions of a material nature; and

            (d) otherwise report  periodically to Buyer concerning the status of the business, operations, and finances of the Seller.

      "ORDINARY COURSE OF BUSINESS" means an action that is consistent in nature and scope with  Seller's  past  practices,  taken in the ordinary  course of the normal  day-to-day  operations  of  Seller  and that does not  require  specific authorization by the stockholders of Seller.

      SECTION 4.3 NEGATIVE  COVENANT.  Except in the Ordinary Course of Business
or as otherwise expressly  permitted herein,  between the date of this Agreement and the Closing Date,  Seller shall not,  without the prior  written  Consent of
Buyer, which shall not be unreasonably withheld, delayed, or conditioned:

            (a) pay or increase any bonuses,  salaries, or other compensation to any stockholder,  director,  officer, or employee or entry into any severance or similar contract with any director, officer, or employee;

            (b) adopt,  amend or increase the payments to or benefits under, any
Employee Benefit Plan with respect to the Employees;

            (c) mortgage,  pledge, or impose any Encumbrance on any Asset of the
Seller;

            (d)  modify   any   material   Seller   Contract   or   Governmental
Authorization;

                                       17

            (e) cancel or waive any  claims or rights  with a value to Seller in excess of $10,000; or

            (f) agree, whether orally or in writing, to do any of the foregoing.

      SECTION  4.4.  NOTIFICATION.  Between the date of this  Agreement  and the
Closing Date,  Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or  condition  that  causes  or  constitutes  a breach of any of
Seller's  representations  and warranties made as of the date of this Agreement, or (b) the occurrence  after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly  contemplated by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.

      SECTION  4.5  NO  NEGOTIATION.  Until  such  time  as  this  Agreement  is terminated  pursuant to SECTION 9.1,  Seller  shall not  directly or  indirectly solicit,  initiate,  encourage or  entertain  any  inquiries or proposals  from, discuss or negotiate  with,  provide any non-public  information to, or consider the merits of any  inquiries or proposals  from,  any person  (other than Buyer)
relating to any business combination transaction involving Seller, including the sale by the  shareholders  of Seller's  stock,  the merger or  consolidation  of
Seller,  or the sale of the  Business  or any of the Assets  (other  than in the
Ordinary  Course of Business).  Seller shall  promptly  notify Buyer of any such inquiry or proposal.

      SECTION 4.6 BEST  EFFORTS.  Seller  shall use its best effort to cause the conditions in Article VI and Article VII to be satisfied.

      SECTION 4.7 PAYMENT OF LIABILITIES.  Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its liabilities and obligations. Buyer and Seller  hereby waive  compliance  with the bulk  transfer  provisions of the
Uniform  Commercial  Code (or any similar law) ("BULK SALES LAWS") in connection with the contemplated transactions.

      SECTION 4.8 CHANGE OF NAME. Effective as of the Closing Date, Seller shall take all other actions  necessary to abandon the use of its fictitious  business name.

                                    ARTICLE V
                       COVENANTS OF BUYER PRIOR TO CLOSING

      SECTION 5.1 REQUIRED APPROVALS.  As promptly as practicable after the date of this  Agreement,  Buyer shall obtain all consents and approvals as identified in SCHEDULE 3.3.  Buyer also shall fully  cooperate with Seller in obtaining all consents set forth in Section 2.2(c).

      SECTION 5.2 BEST  EFFORTS.  Buyer shall use its best  efforts to cause the conditions in Article VI and Article VII to be satisfied.

                                       18

      SECTION  5.3  NOTIFICATION.  Between  the date of this  Agreement  and the
Closing Date,  Buyer shall promptly notify Seller in writing if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would or be  reasonably  likely to (except  as  expressly  contemplated  by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Buyer's  discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Buyer shall promptly deliver to Seller a supplement to the Schedules specifying such change.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's  obligation  to purchase the Assets and to take the other  actions required to be taken by Buyer at the Closing is subject to the satisfaction,  at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Buyer, in whole or in part):

      SECTION  6.1  ACCURACY  OF   REPRESENTATIONS.   The   representations  and
warranties  of  Seller  in this  Agreement  shall be  accurate  in all  material respects as of the Closing Date as if made on the Closing  Date,  except for any changes consented to in writing by Buyer.

      SECTION  6.2  SELLER'S  PERFORMANCE.  All of the  material  covenants  and obligations  that Seller is  required  to perform or to comply with  pursuant to this  Agreement at or prior to the Closing  shall have been duly  performed  and complied with in all material respects.

      SECTION 6.3 CONSENTS.  Each of the consents identified in EXHIBIT 6.3 (the
"MATERIAL  CONSENTS")  must have  been  obtained  and must be in full  force and effect.

      SECTION 6.4 BLANK

      SECTION 6.5  ADDITIONAL  DOCUMENTS.  Seller must have caused the documents and  instruments  required by SECTION  1.7(A) and the following  documents to be delivered (or tendered subject only to Closing) to Buyer:

            (a) A  statement  from the  holder of each note  listed on  SCHEDULE
1.4(A)(III),  if any, dated the Closing Date, setting forth the principal amount then outstanding on the indebtedness represented by such note, the interest rate thereon,  and a statement to the effect that Seller, as obligor under such note, is not in default under any of the provisions thereof;

            (b) releases of all Encumbrances on the Assets, other than Permitted
Encumbrances;

            (c)  certificates  dated as of a recent date prior to the Closing as to the good  standing  of Seller and  payment of all  applicable  state Taxes by
Seller,  from the  appropriate  officials  of the State of  California  and each jurisdiction  in which  Seller is  licensed  or  qualified  to do  business as a foreign  corporation  as  specified  in  SCHEDULE  2.L.  To the extent that such certificates cannot be provided prior to Closing, seller agrees to indemnify and

                                       19

hold  harmless  Buyer  for  the  non-payment  of  sales  taxes  for  any  of the jurisdictions  in which  Seller is licensed  and  qualified  to do business as a foreign corporation; and

            (d) such  other  documents  as Buyer  may  reasonably  request  with reasonable  notice for the purpose of (i)  evidencing  the  satisfaction  of any condition  referred to in this Article VI, or (ii)  otherwise  facilitating  the consummation or performance of any of the Contemplated Transactions.

      SECTION 6.6 NO PROCEEDINGS.  Since the date of this  Agreement,  there has not been  commenced  or  threatened  proceeding  or  action  (a)  involving  any challenge to, or seeking damages or other relief in connection  with, any of the contemplated transactions, or (b) that may have the effect of preventing, making illegal,  imposing limitations or conditions on, or otherwise interfering,  with any of the contemplated transactions.

      SECTION 6.7  GOVERNMENTAL  AUTHORIZATIONS.  Buyer must have  received such
Governmental  Authorizations  as are  necessary  or  desirable to allow Buyer to operate the Assets from and after the Closing.

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

      Seller's  obligation  to sell the  Assets  and to take the  other  actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Seller, in whole or in part):

      SECTION 7.1 ACCURACY OF  REPRESENTATIONS.  All of Buyer's  representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      SECTION  7.2  BUYER'S  PERFORMANCE.  All of  the  material  covenants  and obligations that Buyer is required to perform or to comply with pursuant to this
Agreement at or prior to the Closing must have been  performed and complied with in all material respects.

      SECTION 7.3 CONSENTS.  Each of the Consents identified in EXHIBIT 6.3 must have been obtained and must be in full force and effect.

      SECTION 7.4 ADDITIONAL DOCUMENTS. Buyer must have caused the documents and instruments  required  by  SECTION  1.7(B)  and the  following  documents  to be delivered (or tendered subject only to Closing) to Seller:

            (a) an opinion of the Law  Offices of Morton S.  Taubman,  dated the
Closing Date, in a form customary for similar transactions; and

            (b) such documents as Seller may reasonably  request for the purpose of evidencing the satisfaction of any condition referred to in this Article VII.

                                       20

      SECTION  7.5  NO  INJUNCTION.  There  must  not  be in  effect  any  Legal
Requirement or any injunction or other Order that (a) prohibits the consummation of the  Contemplated  Transactions,  and (b) has been adopted or issued,  or has otherwise become effective, since the date of this Agreement.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

      SECTION 8.1  EMPLOYEES AND EMPLOYEE BENEFITS.

            (a)  Effective  upon the Closing  Date,  Seller shall  terminate the employment of all of its employees (the "Available Employees") and shall release such Available Employees from the provisions of any restrictive covenants and/or agreements  with  Seller with  respect to Buyer so as to enable  Buyer to employ such individuals.  Buyer may offer employment to all of the Available  Employees following the Closing at the same  approximate  base salary and incentive  bonus arrangements,  and comparable group health insurance and other benefits, as each such Available Employee has with Seller.

            (b) It is  understood  and agreed  that (i) any offer of  employment made by Buyer as  referenced  in SECTION  8.1(A) above will not  constitute  any commitment,  contract or understanding  (expressed or implied) of any obligation on the part of Buyer to a post-Closing Date employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish  pursuant to  individual  offers of  employment;  and (ii)  employment offered by Buyer is "at will" and may be  terminated  by Buyer or by an employee at anytime for any reason  (subject to any written  commitments  to the contrary made by Buyer).

            (c) Seller will be responsible  for (i) the payment of all wages and other  remuneration  due to its  Employees  with  respect to their  services  as employees of Seller through the close of business on the Closing Date.

      SECTION  8.2  PAYMENT  OF TAXES  RESULTING  FROM SALE OF ASSETS BY SELLER.
Seller shall pay in a timely  manner all taxes  imposed on it resulting  from or payable in connection  with the sale of the Assets  pursuant to this  Agreement.
Seller  shall pay in a timely  manner all income  taxes  imposed on it resulting from or  payable  in  connection  with  the  sale  of  Assets  pursuant  to this
Agreement.

      SECTION 8.3 PAYMENT OF OTHER RETAINED LIABILITIES.  In addition to payment of taxes pursuant to SECTION 8.2,  Seller shall pay, or make adequate  provision for the  payment,  in  full  of all of the  Retained  Liabilities.  If any  such
Retained  Liabilities  are not so paid or provided  for, or if Buyer  reasonably determines  that  failure  to make  any  payments  will  impair  Buyer's  use or enjoyment  of the  Assets or conduct of the  business  of the Seller  previously conducted  using the Assets,  Buyer may at any time after the Closing Date elect to make all such  payments  directly  or through  the escrow  (but shall have no obligation to do so) and will be promptly reimbursed therefor by Seller.

                                       21

      SECTION 8.4 COVENANT NOT TO COMPETE.

            (a) In consideration of the Purchase Price to be received under this
Agreement, Seller agrees that, for a period of three (3) years after the Closing
Date, they shall not directly or indirectly, do any of the following:

                  (i) engage in, or invest in, own,  manage,  operate,  finance, control,  be employed by,  associated  with or in any manner  connected with, or render  services or advice or other aid to, any person engaged in or planning to become engaged in, or any other business whose products or activities compete in whole or in part with,  the  business  of Seller on the Closing  Date,  anywhere within the  continental  United States that the Seller is doing  business on the
Closing Date;

                  (ii)  induce or  attempt to induce  any  employee  of Buyer to leave the employ of Buyer,  in any way interfere with the  relationship  between
Buyer and any employee of Buyer,  or solicit,  offer  employment  to,  otherwise attempt  to hire,  employ,  or  otherwise  engage  as an  employee,  independent contractor, or otherwise, any such employee; or

                  (iii)  induce or  attempt  to  induce  any  person  that was a customer,  client or business  relation of Seller at any time during the one (1)
year period  preceding the Closing Date to cease doing  business with Buyer,  in any way interfere  with the  relationship  between Buyer and any such  customer, client or  business  relation,  or solicit the  business  of any such  customer, client or business relation.

            (b) Seller  acknowledges  that all of the foregoing  provisions  are reasonable and are necessary to protect and preserve the value of the Assets and to prevent  any  unfair  advantage  being  conferred  on  Seller.  If any of the covenants set forth in this SECTION 8.4 are held to be unreasonable,  arbitrary, or against public policy,  the restrictive  time period herein will be deemed to be the  longest  period  permissible  by law  under  the  circumstances  and the restrictive  geographical  area herein  will be deemed to  comprise  the largest territory permissible by law under the circumstances.

      SECTION 8.5 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS.  After the Closing,
Seller  shall  cooperate  with Buyer in its efforts to continue and maintain for the benefit of Buyer those business  relationships  of Seller  existing prior to the  Closing  and  relating  to the  business  to be operated by Buyer after the
Closing,   including   relationships   with   lessors,   employees,   regulatory
authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained  Liabilities  in a manner which is not  detrimental  to any of such relationships.  Seller  will  refer  to  Buyer  all  inquiries  relating  to the
Business.  Neither  Seller nor any of its officers or employees,  shall take any action which would tend to diminish the value of the Assets after the Closing or which  would  interfere  with the  business  of Buyer to be engaged in after the
Closing.

      SECTION 8.6 RETENTION AND ACCESS TO RECORDS. After the Closing Date, Buyer
shall retain for a period of seven (7) years those  records of Seller  delivered to Buyer.  Buyer also shall provide  Seller and a  representative  of the Seller reasonable  access  thereto,  during normal business hours and on at least three
(3) days' prior written notice, to enable them to prepare  financial  statements

                                       22

or tax  returns  or deal with tax  audits or for any other  reasonable  business purpose.  After the  Closing  Date,  Seller  shall  provide  Buyer  and  Buyer's representative's  reasonable access to records that are Excluded Assets,  during normal business hours and on at least three (3) days' prior written notice,  for any reasonable business purpose specified by Buyer in such notice.

      SECTION 8.7 TERMINATION OF SELLER OBLIGATIONS  PURSUANT TO 8.4 AND 8.5 FOR
NON-PAYMENT.  In the event  Buyer  defaults in the payment of any amounts due by reason of Promissory  Note 1, Promissory Note 2, Promissory Note 3 or Promissory
Note 4 and fails to cure said default within any applicable cure period,  Seller obligations  pursuant to Section 8.4 and 8.5 above shall terminate upon ten (10)
days prior written notice to Buyer.

                                   ARTICLE IX
                                   TERMINATION

      SECTION 9.1  TERMINATION  EVENTS.  This  Agreement  may be  terminated  by written  notice  given  prior to or at the  Closing,  subject to SECTION  9.2 as follows:

            (a) by Buyer or Seller if a material breach of any provision of this
Agreement  has been  committed  by the other  party and such breach has not been cured after five (5) days notice or waived by the non-breaching party;

            (b) by Buyer if any  condition in Article VI has not been  satisfied as of the  date  specified  for  Closing  Date;  or if  satisfaction  of  such a condition by such date is or becomes  impossible (other than through the failure of Buyer to comply with its  obligations  under this Agreement and Buyer has not waived such condition on or before such date).

            (c) by  Seller,  if any  condition  in  Article  VII  has  not  been satisfied as of the date specified for Closing Date or if satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Seller to comply with its  obligations  under this  Agreement) and Seller has not waived such condition on or before such date;

            (d) by mutual consent of Buyer and Seller; or

            (e) by Buyer or Seller if the Closing has not  occurred on or before
February  28,  2007 or such  later  date as the  parties  may  agree  upon or as provided  herein,  unless the party giving notice of  termination is in material breach of this Agreement.

      SECTION 9.2 EFFECT OF TERMINATION. Each party's right of termination under
SECTION 9.1 is its sole right under this Agreement or otherwise,  other than the parties' obligations under Article X. If the Agreement is terminated pursuant to
SECTION 9.1,  subject to Article X, all  obligations  of the parties  under this
Agreement will terminate.

                                       23

                                   ARTICLE X
                                 INDEMNIFICATION

      SECTION 10.1 SURVIVAL.  All representations,  warranties,  covenants,  and
obligations  in  this  Agreement,   the  Schedules   attached  hereto,  and  the
certificates delivered pursuant to SECTION 1.7, will survive the Closing and the
consummation   of  the   transactions   contemplated   hereby.   The   right  to
indemnification,  reimbursement,  or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted  with  respect  to, or any  knowledge  acquired  (or  capable of being acquired)  about,  the accuracy or inaccuracy of or  compliance  with,  any such representation,  warranty,  covenant  or  obligation.  Buyer is not aware of any facts  or  circumstances  that  would  serve as the  basis  for a claim by Buyer against Seller based upon a breach of any of the  representations and warranties of the Seller contained in this Agreement or breach of any of Seller's covenants or  agreements  to be performed at or prior to Closing.  Buyer will be deemed to have waived in full any breach of any of Seller's representations and warranties and any such  covenants  and  agreements  of which  Buyer has  awareness  at the
Closing.

      SECTION 10.2  INDEMNIFICATION  AND  REIMBURSEMENT BY SELLER.  Seller shall indemnify and hold harmless  Buyer,  and its directors,  stockholders,  members, partners,  employees,  representatives,  and  agents  (collectively,  the "BUYER
INDEMNIFIED  PERSONS"),  and shall reimburse the Buyer Indemnified  Persons, for any loss, liability,  claim, damage or expense (including costs of investigation and  defense  and  reasonable  attorneys'  fees  and  expenses)  whether  or not involving a third-party claim (collectively,  "DAMAGES"),  arising,  directly or indirectly, from or in connection with:

            (a) any breach of any  representation  or warranty made by Seller in this Agreement, or the certificates delivered pursuant to SECTION 1.7;

            (b) any  breach  of any  covenant  or  obligation  of Seller in this
Agreement; and

            (c) any Retained Liabilities.

      SECTION  10.3  INDEMNIFICATION  AND  REIMBURSEMENT  BY BUYER.  Buyer shall indemnify and hold harmless  Seller and its directors,  stockholders,  partners, employees,  representatives,  and agents (collectively,  the "SELLER INDEMNIFIED
PERSONS"),  and shall reimburse the Seller  Indemnified  Persons for any Damages arising, directly or indirectly, from or in connection with:

            (a) any breach of any  representation  or warranty  made by Buyer in this Agreement or in any certificate or document  delivered by Buyer pursuant to this Agreement;

            (b) any  breach  of any  covenant  or  obligation  of  Buyer in this
Agreement or in any other document,  writing,  or instrument  delivered by Buyer pursuant to this Agreement; and

            (c) the Assumed Liabilities.

                                       24

      SECTION 10.4  TIME AND AMOUNT LIMITATIONS.

            (a) Seller will have no indemnification  liability for the breach of any  representation or warranty set forth in Article II, unless on or before the second  anniversary  of the  Closing  Date,  Buyer  notifies  Seller of a breach specifying  the factual basis of that breach in reasonable  detail to the extent then known by Buyer and providing a reasonable  opportunity  to cure;  PROVIDED,
HOWEVER,  that any claim  with  respect  to Section  2.8  taxes,  2.10  employee benefits,  or 2.11 environmental matters may be made at any time, subject to the applicable period of statute of limitations.

            (b) Buyer will have no  indemnification  liability for the breach of any representation or warranty set forth in Article III, unless on or before the second  anniversary  of the  Closing  Date,  Seller  notifies  Buyer of a breach specifying  the factual basis of that breach in reasonable  detail to the extent then known by Seller.

            (c) Seller shall have no liability under this Agreement with respect to claims  under  Section 10.2 until the total amount of Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000.

            (d) Seller shall have no liability under this Agreement with respect to the claims under  Section 10.2 that exceeds the amount of the total  Purchase
Price (including the assumption of liabilities).

      SECTION 10.5 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS. If, after the  Closing  Date,  either a Buyer  Indemnified  Person or  Seller  Indemnified
Person,  as  the  case  may  be  (the  "INDEMNITEE"),  receives  notice  of  any third-party  claim or alleged  third-party  claim asserting the existence of any matter of a nature as to which the  Indemnitee  is  entitled  to be  indemnified under this Agreement,  the Indemnitee shall promptly notify Seller, or Buyer, as the case may be (the  "INDEMNITOR"),  in writing with respect  thereto,  but the failure  to  notify  the  Indemnitor  will not  relieve  the  Indemnitor  of any liability  that it may have to an  Indemnitee,  except  to the  extent  that the
Indemnitor  demonstrates  that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice. The Indemnitor will have the right to defend  against any such claim provided (a) that the  Indemnitor,  within ten
(10) days after the giving of such notice by Indemnitee,  notifies Indemnitee in writing that (i) Indemnitor disputes such claim and gives reasons therefor,  and
(ii) Indemnitor will, at its own cost and expense, defend the same, and (b) such defense is instituted and  continuously  maintained in good faith by Indemnitor.
Indemnitee  may,  if it so  elects,  designate  and pay for its own  counsel  to participate  with the  counsel  selected  by  Indemnitor  in the conduct of such defense.  Indemnitor  will not  permit  any lien or  execution  to attach to the assets of Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or  deposits  as are  necessary  to prevent  the same.  In any event,
Indemnitor will keep Indemnitee  fully advised as to the status of such defense.
If  Indemnitor  is given  notice  of a claim as  aforesaid  and  fails to notify
Indemnitee  of its  election  to defend  such claim  within the time  prescribed herein,  or after  having  elected to defend such claim fails to  institute  and maintain such defense as prescribed  herein,  or if such defense is unsuccessful then, in any such event,  the  Indemnitor  shall fully satisfy and discharge the claim  within  ten  (10)  days  after  notice  from  the  Indemnitee  requesting

                                       25

Indemnitor  to do so. If the  Indemnitor  assumes  the  defense of any action or proceeding (y) no compromise or settlement of such claims may be effected by the
Indemnitor  without the  Indemnitee's  consent unless (A) there is no finding or admission of any  violation  of any legal  requirement  or any  violation of the rights of any person and no effect on any other  claims that may be made against the Indemnitee,  and (B) the sole relief  provided is monetary  damages that are paid in full by the  Indemnitor;  and (z) the Indemnitee  will have no liability with respect to any compromise or settlement of such claims effected without its consent.

      SECTION 10.6  PROCEDURE FOR  INDEMNIFICATION  - OTHER CLAIMS.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      SECTION  11.1  EXPENSES.  Except as otherwise  expressly  provided in this
Agreement,  each  party to this  Agreement  shall bear its  respective  expenses incurred in connection with the preparation,  execution, and performance of this
Agreement  and the  transactions  contemplated  hereby,  including  all fees and expenses of its representatives.

      SECTION  11.2  NOTICES.   All  notices,   consents,   waivers,  and  other
communications  under this  Agreement  must be in writing  and will be deemed to have been duly given when (a)  delivered by hand (with written  confirmation  of receipt),  (b)  sent by  facsimile  with  confirmation  of  transmission  by the transmitting  equipment,  (c)  received by the  addressee,  if sent by certified mail,  return  receipt  requested,  (d) sent by email;  or (e)  received  by the addressee,  if sent by a nationally  recognized  overnight delivery service,  in each case to the appropriate  addresses or facsimile numbers set forth below (or to such other addresses or facsimile  numbers as a party may designate by notice to the other parties):

            Buyer:            GlobalOptions Group, Inc.
                              75 Rockefeller Plaza, 27th Floor
                              New York, NY  10019
                              Attn:  Jeff Nyweide
                              Fax:  212-445-0054
                              Email:  jnyweide@globaloptions.com

            with a copy to:   Morton S. Taubman, Esq.
                              1201 15th Street, N.W., Second Floor
                              Washington, D.C. 20005
                              Fax: 202-659-2679
                              Email:  mtaubman@isiwdc.com

                                       26

            Seller            On Line Consulting Services
                              388 17th Street, Suite 230
                              Oakland, CA 94612-3335
                              Attn: Sandor P. Zirulnik
                              Fax: 510-839-4791
                              Email: sandy@onlineconsultingservices.com

            with a copy to:   Bell, Rosenberg & Hughes LLP
                              1300 Clay Street, Suite 1000
                              Oakland, CA  94618
                              Attn: Catherine M. Fisher
                              Fax: 510-839-6925
                              Email: cfisher@brhlaw.com

      SECTION 11.3  JURISDICTION.  The parties  agree that the state and federal courts located in Oakland, California, will be the sole venue and will have sole jurisdiction  for the resolution of all disputes arising  hereunder.  Process in any action or proceeding  referred to in the preceding sentence may be served on any party anywhere in the world.

      SECTION 11.4 WAIVER.  No failure to exercise,  and no delay in exercising, on the part of  either  party,  any right  hereunder  will  operate  as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude further exercise of any other right hereunder.

      SECTION 11.5 ENTIRE AGREEMENT AND MODIFICATION.  This Agreement,  together between  Seller  and  Buyer and the  Schedules,  Exhibits,  and other  documents delivered  pursuant to this  Agreement,  constitutes  a complete  and  exclusive statement of the terms of the agreement  between the parties with respect to its subject matter and supersedes all prior agreements (except for the nondisclosure agreement  previously signed by the parties),  whether written or oral,  between the  parties  with  respect to its subject  matter.  This  Agreement  may not be amended  except by a written  agreement  signed on behalf of each of the parties hereto.  Provided,  however,  either  party  shall  have a right  to  waive  any conditions  contained in Article 6 to accomplish the Closing without the consent of the other party.

      SECTION 11.6 ASSIGNMENTS,  SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No party may assign  any of its  rights or  delegate  any of its  obligations  under this
Agreement  without the prior written  consent of the other parties,  except that
Buyer may assign any of its rights and  delegate  any of its  obligations  under this  Agreement (i) to any affiliate of Buyer,  and (ii) in connection  with the sale of all or substantially  all of the assets of Buyer,  provided that no such assignment  or  delegation  will  relieve  Buyer  from  any of  its  obligations hereunder.  Subject to the preceding sentence,  this Agreement will apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted assigns of the parties. Nothing in this Agreement will be construed to give any person other than the parties to this  Agreement any legal or equitable right  under  or  with  respect  to  this  Agreement  or any  provision  of this
Agreement,  except  such  rights  as shall  inure to a  successor  or  permitted assignee pursuant to this SECTION 11.6.

                                       27

      SECTION 11.7  SEVERABILITY.  If any  provision  of this  Agreement is held invalid  or  unenforceable  by any court of  competent  jurisdiction,  the other provisions of this Agreement  will remain in full force and effect.  The parties agree that if any provision  contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining  provisions of this Agreement valid and enforceable to the fullest extent  permitted by law and, to the extent necessary,  shall  amend or  otherwise  modify  this  Agreement  to replace  any provision  contained herein that is held invalid or  unenforceable  with a valid and enforceable provision giving effect to the intent of the parties.

      SECTION 11.8 SECTION HEADINGS,  CONSTRUCTION. The headings of Articles and
Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits and Schedules to this Agreement are  incorporated  into and  constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number,  as the context  requires.  The  language  used in the
Agreement shall be construed,  in all cases,  according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this  Agreement and that rules of  construction  to the effect that any ambiguities are to be resolved  against the drafting party will not be available in the interpretation of this Agreement.

      SECTION  11.9  GOVERNING  LAW.  This  Agreement  will be  governed  by and construed under the laws of the State of California  without regard to conflicts of laws principles that would require the application of any other law.

      SECTION 11.10 COUNTERPARTS.  This Agreement may be executed in one or more counterparts,  each of  which  will be  deemed  to be an  original  copy of this
Agreement and all of which,  when taken  together,  will be deemed to constitute one and the same agreement.

      SECTION 11.11 FURTHER ASSURANCES.  The parties shall cooperate  reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their  respective  obligations  under this
Agreement,  and the parties agree (a) to furnish upon request to each other such further  information,  (b) to  execute  and  deliver  to each  other  such other documents,  and (c) to do such other acts and things, all as the other party may reasonably  request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby.

      SECTION  11.12  LEGAL  FEES.  In the  event  that  legal  proceedings  are commenced by Buyer against  Seller,  or by Seller against  Buyer,  in connection with  this  Agreement  or the  transactions  contemplated  hereby,  the party or parties  that  do not  prevail  in such  proceedings  shall  pay the  reasonable
attorneys'  fees  and  expenses   incurred  by  the  prevailing  party  in  such
proceedings  in the event of a ruling by a court of  competent  jurisdiction  in favor of the prevailing party.

                                       28

      IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Asset  Purchase
Agreement as of the date first written above.

                                    BUYER:

                                    GLOBALOPTIONS GROUP, INC.

                                    By:  /s/ Harvey W. Schiller
                                       -----------------------------------------

                                    Name:  Harvey W. Schiller
                                          --------------------------------------

                                    Its:   Chairman and Chief Executive Officer
                                         ---------------------------------------

                                     SELLER:

                                    SPZ OAKLAND CORPORATION
                                    dba ON LINE CONSULTING SERVICES, INC.

                                    By:   /s/ Sandor Zirulnik
                                        ----------------------------------------

                                    Name:  Sandor Zirulnik
                                          --------------------------------------

                                    Its:   President
                                         ---------------------------------------

                        ASSET PURCHASE AGREEMENT
                             SIGNATURE PAGE